UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

September 11, 2007

Date of Report (date of Earliest Event Reported)

UNI-PIXEL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE		75-2926437
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

 (b) and (e)             Agreement with Frank DeLape

On September 11, 2007, Uni-Pixel, Inc. (the “Corporation”) entered into a Severance Agreement (the “Severance Agreement”) with the Corporation’s Executive Chairman of the Board, Frank DeLape (“Mr. DeLape”).  Pursuant to the Severance Agreement, Mr. DeLape resigned as Executive Chairman, but will remain the non-executive Chairman of the Board as long as he remains a member of the Corporation’s Board of Directors.  Mr. DeLape had been employed as Executive Chairman pursuant to an Employment Agreement dated March 5, 2005 between himself and the Corporation, which was terminated in connection with the Severance Agreement.

The Severance Agreement provides Mr. DeLape with certain benefits pursuant to the termination of his tenure as Executive Chairman.  In particular, he will receive a lump sum payment of $287,500.00 and a previously granted nonqualified stock option to purchase 600,000 shares of the Corporation’s common stock (the “Option”), will remain exercisable until August 31, 2012.  The Corporation will continue to indemnify him to the fullest extent allowed by Delaware law in connection with any liability stemming from his service to the Corporation, and Mr. DeLape has agreed to certain non-compete and confidentiality obligations as set forth in the Severance Agreement.

A copy of the Severance Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the contents thereof are incorporated by reference.

(e)           2007 Stock Incentive Plan

On September 13, 2007, the Board of Directors approved and the stockholders subsequently adopted by written consent, the 2007 Stock Incentive Plan (the “Plan”).  The purpose of the Plan is to attract and retain personnel, to provide additional incentive to employees, directors and consultants and to promote the success of the Corporation’s business.  Under the terms of the Plan, up to 4 million shares of the Corporation’s common stock may be issued in the form of awards under the Plan.  The types of awards that may be granted under the Plan include, among others, stock options, stock appreciation rights, restricted stock, dividend equivalent rights and performance units.  The Plan may be amended or terminated at any time by the Board of Directors, subject to the requirement that certain amendments may not be made without stockholder approval.  In addition, no amendment may impair an award previously granted.  The Plan will expire on September 13, 2017, unless sooner terminated.

A copy of the Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K and the contents thereof are incorporated by reference.

Executive Compensation

On September 13, 2007, the Board of Directors increased the base salaries of the named executive officers effective September 16, 2007 and determined the target bonus amount for each officer.  The adjusted salaries and bonus target percentages are as follows: Reed J. Killon, President, base salary of $250,000 and target bonus of 100% base salary, and James A. Tassone, Chief Financial Officer, base salary of $180,000 and target bonus of 50% of base salary.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit Number	Description

10.1	Severance Agreement between Uni-Pixel, Inc. and Frank DeLape dated September 11, 2007.

10.2	2007 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 20, 2007	By:	/s/ James A. Tassone
Name: James A. Tassone
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance Agreement between Uni-Pixel, Inc. and Frank DeLape dated September 11, 2007.

10.2	2007 Stock Incentive Plan.